UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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UBIQUITEL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 13, 2005

Dear Shareholder:

You are cordially invited to attend the 2005 annual meeting of shareholders of UbiquiTel Inc., which we will hold on Thursday, May 12, 2005, at 9:00 a.m., local time, at our corporate offices at One West Elm Street, Conshohocken, Pennsylvania.

At the annual meeting, we will ask you to vote on the following matters:

1.                                       To elect three Class II directors, each for a three-year term ending in 2008;

2.                                       To approve an amendment to the UbiquiTel Inc. Amended and Restated 2000 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized for issuance under the Plan to 9,500,000 from 7,500,000; and

3.                                       To act on any other matters that properly come before the meeting or any adjournment or postponement of the meeting.

The UbiquiTel board of directors recommends that you vote for the nominees for director and for the approval of the other proposal described above.

Your vote is important. We encourage you to take advantage of voting by telephone, as explained on the enclosed proxy card, or, you may vote by completing, signing, dating and returning the enclosed proxy card.

Sincerely,

Donald A. Harris
Chairman, President and Chief Executive Officer

This proxy statement is dated April 13, 2005 and is first being mailed to UbiquiTel shareholders on or about April 13, 2005.

UBIQUITEL INC.

One West Elm Street, Suite 400

Conshohocken, Pennsylvania 19428

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 12, 2005

To the shareholders of UbiquiTel Inc.:

We will hold the 2005 annual meeting of shareholders of UbiquiTel Inc. on Thursday, May 12, 2005, at 9:00 a.m., local time, at our corporate offices at One West Elm Street, Conshohocken, Pennsylvania, for the following purposes:

1.                                       To elect three Class II directors, each for a three-year term ending in 2008;

2.                                       To approve an amendment to the UbiquiTel Inc. Amended and Restated 2000 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized for issuance under the Plan to 9,500,000 from 7,500,000; and

3.                                       To act on any other matters that properly come before the meeting or any adjournment or postponement of the meeting.

These items of business are described in detail in the accompanying proxy statement. Only holders of record of shares of UbiquiTel common stock at the close of business on April 1, 2005, the record date of the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

A list of shareholders entitled to vote at the annual meeting will be available for examination by UbiquiTel shareholders, for any purpose germane to the meeting, during ordinary business hours beginning 10 days prior to the date of the annual meeting, at UbiquiTel’s executive offices at One West Elm Street, Suite 400, Conshohocken, Pennsylvania.

We encourage you to take advantage of voting by telephone as explained on the enclosed proxy card, or, you may vote by completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held at a brokerage firm or bank, you need to provide them with instructions on how to vote your shares.

By Order of the Board of Directors,

Patricia E. Knese
Secretary

Conshohocken, Pennsylvania

April 13, 2005

UBIQUITEL INC.
One West Elm Street, Suite 400
Conshohocken, Pennsylvania 19428

PROXY STATEMENT

This proxy statement contains information related to our 2005 annual meeting of shareholders to be held on Thursday, May 12, 2005, at 9:00 a.m., local time, at our corporate offices at One West Elm Street, Conshohocken, Pennsylvania and at any adjournments or postponements thereof. The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are first being mailed to shareholders is April 13, 2005. We are furnishing this proxy statement to shareholders of UbiquiTel as part of the solicitation of proxies by UbiquiTel’s board of directors for use at the annual meeting. You should review this information in conjunction with our 2004 annual report to shareholders which accompanies this proxy statement.

TABLE OF CONTENTS

About The Meeting	2

Security Ownership Of Certain Beneficial Owners, Directors And Executive Officers	6

Proposal 1: Election Of Class II Directors	8

Board Matters And Corporate Governance	9

Executive Compensation	13

Proposal 2: Amendment To Equity Incentive Plan To Increase Shares Authorized for Issuance	23

Equity Compensation Plan Information	28

Performance Graph	29

Relationship With Independent Registered Public Accounting Firm	30

Fees Paid To Our Independent Registered Public Accounting Firm	30

Miscellaneous	31

Shareholder Proposals	31

Other Matters	31

Annex A - UbiquiTel Inc. Amended and Restated 2000 Equity Incentive Plan

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, we are asking shareholders:

•                  to elect three Class II directors, each for a three-year term ending in 2008;

•                  to approve an amendment to the UbiquiTel Inc. Amended and Restated 2000 Equity Incentive Plan (“Equity Incentive Plan”) to increase the number of shares of common stock authorized for issuance under the Equity Incentive Plan to 9,500,000 from 7,500,000; and

•                  to act on any other matters that properly come before the meeting or any adjournment or postponement of the meeting.

Who is entitled to notice of, and to vote at the meeting?

You are entitled to vote, in person or by proxy, at the annual meeting if you owned shares of UbiquiTel common stock as of the close of business (5:00 p.m., EST) on the record date, April 1, 2005. On the record date, 93,183,785 shares of our common stock were issued and outstanding and held by approximately 109 holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the annual meeting.

What shares may I vote?

You may vote all shares you owned as of the record date. These include (1) shares owned directly in your name as shareholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those beneficially owned.

If our shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with regard to those shares. As the shareholder of record, you have the right to grant your proxy directly to us to vote your shares on your behalf at the meeting or the right to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these materials have been forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting so long as you bring a copy of a brokerage statement reflecting your ownership as of the record date. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from your broker or nominee giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

What constitutes a quorum?

If a majority of the shares of our common stock outstanding on the record date is represented either in person or by proxy at the annual meeting, a quorum will be present at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Generally, broker non-votes occur when shares held by a broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares. Brokers and other nominees have discretionary voting power with respect to the election of directors. However, brokers and nominees do not have discretionary voting power with respect to the approval of the amendment to our Equity Incentive Plan, and, therefore, cannot cast a vote for this proposal unless you provide them with specific voting instructions in a timely fashion.

How do I vote?

If you are a shareholder of record, complete and properly sign the accompanying proxy card, and return it to us in the enclosed return envelope as soon as possible, it will be voted as you direct. If you are a shareholder of record and you attend the meeting, you may deliver your completed proxy card in person. If you are a “street name” beneficial owner, complete, properly sign and return the voting instruction card provided to you by your broker or nominee. “Street name” beneficial owners who wish to vote at the meeting will need to obtain a proxy from the broker or nominee that holds their shares.

All shares of our common stock represented by properly executed proxies received before or at the annual meeting will, unless revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by such proxy card will be voted “FOR” the nominees for Class II directors and “FOR” the proposal to approve an amendment to the Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the Equity Incentive Plan. You are urged to mark the box on your proxy to indicate how to vote your shares.

Can I vote by telephone or electronically?

Recordholders may vote by telephone by following the instructions on the accompanying proxy card. If your shares are held in “street name,” please check the voting instruction card provided to you by your broker or nominee or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

The deadline for voting by telephone or electronically is 11:59 p.m., EST, on May 11, 2005.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card or voted by telephone, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or by transmitting a proxy dated later than your prior proxy either by mail or telephone. In such event, the later submitted vote will be recorded and the earlier vote revoked. The powers of the proxy holders will be suspended if you are a holder of record and attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

If your shares are held in “street name,” you should contact the broker or nominee that holds your shares to change your vote.

What are the board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The board recommends a vote “FOR” the election of the three nominees for Class II directors. See “Proposal 1:  Election Of Class II Directors,” page 8. The board recommends a vote “FOR” the proposal to approve an amendment to the Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the Equity Incentive Plan. See “Proposal 2:  Amendment To Equity Incentive Plan To Increase Shares Authorized for Issuance,” page 23

We do not expect that any other matters will be brought before the annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the annual meeting. No proxy that is voted against all of the proposals will be voted in favor of any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies.

What vote is required to approve each proposal?

Proposal 1:  Election of Class II Directors. The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting is required for the election of the Class II directors. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

Proposal 2: Amendment to Equity Incentive Plan to Increase Shares Authorized for Issuance.  The affirmative vote of the holders of a majority of all shares casting votes, either in person or by proxy, at the annual meeting is required to approve the amendment to the Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the Equity Incentive Plan to 9,500,000 from 7,500,000. This approval is required by the applicable rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). A properly executed proxy marked “abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Other Items. In the event other items are properly brought before the annual meeting, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting will be required for approval. A properly executed proxy marked “abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

As of the record date, our directors and executive officers and their affiliates owned and were entitled to vote approximately 18.9 million shares of our common stock, which represented approximately 20% of the shares of our common stock outstanding on that date. We currently anticipate that all of these persons will vote their and their affiliates’ shares in favor of the nominees for election as Class II directors and for the approval of Proposal 2 described above.

Who pays for the preparation of the proxy and soliciting proxies?

We will pay the cost of preparing, assembling and mailing the proxy statement and the accompanying notice of annual meeting, proxy card and annual report to shareholders. In addition to the use of mail, our directors, officers and employees may solicit proxies by telephone or other electronic means or in person. These persons will not receive additional compensation for soliciting proxies. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for reasonable out-of-pocket expenses.

Can I see a list of shareholders entitled to vote?

Any shareholder of record as of the record date may examine a complete list of shareholders entitled to vote at the annual meeting so long as it is for a purpose germane to the annual meeting. Such a list will be available in these circumstances, during ordinary business hours, at our executive offices located at One West Elm Street, Suite 400, Conshohocken, Pennsylvania for a period of ten days prior to the annual meeting and at the meeting itself.

What should I have received to enable me to vote?

Your package from us should contain this proxy statement, the accompanying notice of annual meeting, a proxy card (including instructions for telephone voting), and our 2004 annual report to shareholders. This package is being mailed on or about April 13, 2005.

How can I obtain additional copies?

If you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

UbiquiTel Inc.		American Stock Transfer & Trust Company
One West Elm Street, Suite 400		59 Maiden Lane
Conshohocken, Pennsylvania 19428	or	New York, New York 10038
Attention: Secretary		Telephone: (212) 936-5100
Telephone: (610) 832-3300

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth information regarding the beneficial ownership of UbiquiTel’s common stock as of April 1, 2005, by the following individuals or groups:

•                                          each person or entity who is known by us to own beneficially more than 5% of our common stock;

•                                          each of our directors and nominees for directors;

•                                          each of our executive officers; and

•                                          all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of UbiquiTel’s common stock that are subject to stock options that are presently exercisable or exercisable within 60 days of April 1, 2005 are deemed to be outstanding and beneficially owned by the person holding the stock options for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

Unless indicated otherwise below, the address of our directors and executive officers is c/o UbiquiTel Inc., One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428. Except as indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Ownership

Bruce E. Toll (1) BRU Holding Co., LLC	6,248,842	6.7
Donald A. Harris (2)(15)	5,299,812	5.5
The Ponderosa Telephone Co. (3)	5,142,077	5.5
Joseph N. Walter (4) The Walter Group, Inc.	2,756,987	3.0
Robert A. Berlacher (5) Lancaster Investment Partners, L.P.	887,500		*
Dean E. Russell (6)(15)	855,932		*
Peter Lucas (7)	539,857		*
James J. Volk (8)(15)	360,155		*
Eve M. Trkla (9)(16)	317,857		*
David L. Zylka (10)(15)	255,168		*
Patricia E. Knese (11)(15)	210,983		*
Matthew J. Boos (12)(16)	176,943		*
James E. Blake (13)	57,500		*
Eric S. Weinstein (14)(16)	—	—
All directors, director nominees and executive officers as a group (13 persons)	17,967,536	18.5

*                                         Less than 1%.

(1)          Includes 37,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 1, 2005. Also includes 6,211,342 shares held by BRU Holding Co., LLC. Mr. Toll, a director of UbiquiTel, is the sole member of BRU Holding Co., LLC. The address of Mr. Toll and BRU Holding Co., LLC is 250 Gibraltar Road, Horsham, Pennsylvania 19044.

(2)          Includes 2,540,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 1, 2005. Also includes 120,000 shares held by the Harris Family Trust and 1,000 shares held in an individual retirement account of Mr. Harris’ spouse, as to which shares Mr. Harris, a director of UbiquiTel, disclaims beneficial ownership.

(3)          The address of The Ponderosa Telephone Co. is 47034 Road 201, P.O. Box 21, O’Neals, California 93645. Matthew J. Boos, a director of UbiquiTel, is the general manager of The Ponderosa Telephone Co.

(4)          Includes 37,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 1, 2005. Also includes 2,469,404 shares held by The Walter Group, Inc. Mr. Walter, a director of UbiquiTel, is a principal of The Walter Group, Inc. and may be deemed to be the beneficial owner of the shares held by The Walter Group, Inc. Mr. Walter disclaims beneficial ownership of such shares. The address of Mr. Walter and The Walter Group, Inc. is 466 39th Avenue East, Seattle, Washington 98112.

(5)          Includes 37,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 1, 2005. Also includes 650,000 shares held by Lancaster Investment Partners, L.P. Mr. Berlacher, a director of UbiquiTel, is President of LIP Advisors, Inc., the general partner of Lancaster Investment Partners, L.P. The address of Mr. Berlacher and Lancaster Investment Partners, L.P. is 1150 First Avenue, Suite 600, King of Prussia, Pennsylvania 19406.

(6)          Includes 706,250 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 1, 2005. Also includes 35,000 shares held by the spouse of Mr. Russell, as to which shares Mr. Russell disclaims beneficial ownership.

(7)          Includes 37,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 1, 2005. The address of Mr. Lucas, a director of UbiquiTel, is 1733 H Street, #330-141, Blaine, Washington 98230.

(8)          Includes 206,250 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 1, 2005.

(9)          Includes 37,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 1, 2005. Also includes 280,357 shares held by the spouse of Ms. Trkla, as to which shares Ms. Trkla disclaims beneficial ownership. The address of Ms. Trkla, a director of UbiquiTel, is 50 Dunham Road, Beverly, Massachusetts 01915.

(10)    Includes 225,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 1, 2005.

(11)    Includes 197,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 1, 2005.

(12)    Includes 50,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 1, 2005. The address of Mr. Boos, a director of UbiquiTel, is 47034 Road 201, P.O. Box 21, O’Neals, California 93645.

(13)    Represents 57,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 1, 2005, which options are held by a family limited partnership of which Mr. Blake, a director of UbiquiTel, is the general partner. Mr. Blake disclaims beneficial ownership of the options. The address of Mr. Blake is 65 Baynard Park Road, Hilton Head Island, South Carolina 29928.

(14)    The address of Mr. Weinstein, a director of UbiquiTel, is 46 Maddock Road, Titusville, New Jersey 08560.

(15)    The named person is an executive officer.

(16) The named person is a Class II director nominee.

PROPOSAL 1:  ELECTION OF CLASS II DIRECTORS

We have a staggered board of directors currently fixed at nine members. Our board of directors is divided into three classes of directors, with three directors each in Class I, Class II and Class III, with one class elected each year at our annual meeting of shareholders for a three-year term.

The Class II directors’ terms expire at the annual meeting. The independent members of the board of directors have nominated each of Matthew J. Boos, Eve M. Trkla and Eric S. Weinstein to stand for re-election as a Class II director, each for a three-year term expiring in 2008.

We expect each nominee for election as a Class II director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless UbiquiTel’s board chooses to reduce the number of Class II directors serving on the board.

UbiquiTel’s board of directors recommends shareholders vote “FOR” the election of the three nominees as Class II directors.

The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting by the holders of shares of our common stock entitled to vote at the annual meeting is required for the election of these nominees as Class II directors.

Nominees for Election as Directors

The following information is given with respect to the nominees for election as Class II directors at the annual meeting, as of April 1, 2005.

Matthew J. Boos, 49, became a director in August 2001 in connection with our acquisition of VIA Wireless LLC. Prior to the acquisition, Mr. Boos served as secretary-treasurer of VIA Wireless and as a member of its members committee. During the past thirteen years, Mr. Boos has been the general manager of The Ponderosa Telephone Co., a full service communications provider located in O’Neals, California, and its subsidiary companies, Ponderosa Cablevision, Ponderosa Internet and Ponderosa Long Distance, where he is responsible for all of the day to day operations. He is a board member of two of The Ponderosa Telephone Co.’s affiliated local wireline exchange companies, Table Top Telephone Company, Inc. and Tularosa Basin Telephone Company, Inc. He also serves as an outside director for three local exchange companies headquartered in Oregon. Mr. Boos joined Ponderosa as its financial director in 1989 and was promoted to his current position in 1992. Prior to his positions with Ponderosa, Mr. Boos was a senior consultant with GVNW Inc./Management in Oregon, a national provider of consulting services to telecommunications companies, and previously held management positions with Continental Telephone in Bakersfield, California. Mr. Boos also previously served nine years on the board of directors of the California Telephone Association, the state trade organization for all local exchange companies in California, and three years on the board of directors of the United States Telecom Association, the leading national broad-based association for the local exchange carrier industry. Mr. Boos received his Bachelor of Science degree in Business Administration from California State University, Fresno.

Eve M. Trkla, 42, has been a director since our inception. Ms. Trkla is the co-founder, Senior Managing Director and Chief Financial Officer of Brookwood Financial Partners, L.P. and its affiliated companies, Brookwood Securities Partners, L.P. and Brookwood Management Partners, L.P. Ms. Trkla oversees the financial administration of Brookwood and its affiliates and the origination, evaluation, structuring and acquisition of real estate and private company investments. Brookwood is a Boston-based private investment banking firm founded in 1993, which specializes in acquiring and managing real estate and in providing equity and bridge financing to companies. Prior to co-founding Brookwood, Ms. Trkla was the Senior Credit Officer at The First National Bank of Ipswich. Ms. Trkla spent the first eight years of her career at the First National Bank of Boston as a lender specializing in large corporate acquisition finance. Ms. Trkla currently serves on the boards of directors of several private companies in which Brookwood has invested. Ms. Trkla is a cum laude graduate of Princeton University.

Eric S. Weinstein, 34, has been a director since January 2005, and he previously served on our board of directors from August 2001 to April 2002. Mr. Weinstein is President of Weequahic Partners, LLC, which provides advice on corporate strategic and financial issues. From September 2003 to September 2004, he was Vice President of Strategic Planning for Centennial Communications Corp. Prior to joining Centennial, he was a Director of Credit Suisse First Boston, Inc. (“CSFB”) where Mr. Weinstein served as a key advisor in numerous principal transactions, mergers, acquisitions, equity and leveraged financings. Mr. Weinstein originally joined Donaldson, Lufkin & Jenrette, Inc. (“DLJ”) in 1996, prior to the acquisition of DLJ by CSFB, as the Wireless and Satellite equity research analyst. In 2000, he joined the firm’s Private Equity Group as a Principal where he focused more broadly on telecommunications investment opportunities before returning to Equity Research in 2002 as the Senior U.S. Wireless analyst. Prior to joining DLJ, he had been an equity research analyst at Salomon Brothers and Lehman Brothers. Mr. Weinstein obtained his Bachelor of Science degree in Economics from the University of Pennsylvania’s Wharton School of Business.

BOARD MATTERS AND CORPORATE GOVERNANCE

Directors Continuing in Office

The following information is provided with respect to the directors who are not nominees for election as directors at the annual meeting, as of April 1, 2005.

Name	Age	Class	Term Expiring

Donald A. Harris	52	III	2006
Robert A. Berlacher	50	III	2006
James E. Blake	77	I	2007
Peter Lucas	50	I	2007
Bruce E. Toll	61	I	2007
Joseph N. Walter	52	III	2006

Donald A. Harris has served as our President and Chief Executive Officer and as a director since our inception and was appointed Chairman of the Board in May 2000. Mr. Harris has more than 20 years of experience in the telecommunications industry, and is the former president of Comcast Cellular Communications, Inc., and a former senior vice president of Comcast Corporation. He also participated in Comcast’s efforts on the board of Nextel. Mr. Harris managed the build-out of and had operating responsibility for Comcast’s cellular operations in Pennsylvania, New Jersey and Delaware with over 8 million residents. Mr. Harris also was responsible for Comcast’s PCS experimental trials. Prior to joining Comcast in February 1992, Mr. Harris was Vice President/General Manager of PacTel Cellular’s Los Angeles office, the then largest traditional cellular operation in the United States. He also held several senior management positions with PacTel, including Vice President of Corporate Development, and President and Chief Executive Officer of the San Francisco Cellular Partnership. Mr. Harris began his career in the wireless communications industry as a consultant with McKinsey & Company. Mr. Harris is a graduate of the United States Military Academy at West Point and holds a Master of Business Administration degree from Columbia University.

Robert A. Berlacher has been a director since our inception. Mr. Berlacher is President of LIP Advisors, Inc., the general partner of Lancaster Investment Partners, L.P., a technology, telecommunications and healthcare investment partnership based in King of Prussia, Pennsylvania. He also is the President and Managing Member of NCP Advisors, LLC, the advisor to Northwood Capital Partners, LP (“NCP”), a long/short equity investment partnership, and NwCapital Management, LLC, the general partner of NwCapital Management, LP, which is the general partner of NCP. Mr. Berlacher also is a co-founder and director of EGE Holdings, Ltd., a holding company with ownership interests in investment banking, money management and venture capital. While co-founding EGE Holdings, Ltd., Mr. Berlacher was a Managing Director of Boenning & Scattergood, Inc. from January 1997 to September 1999, and was a Managing Director and shareholder of Pacific Growth Equities, Inc. from March 1995 to January 1997. Mr. Berlacher received a Bachelor of Science degree in Business Administration-Finance from Cornell University.

James E. Blake has been a director since September 2000. Mr. Blake is a consultant to domestic and international telecommunications partnerships, engineering and electronic mass communication companies. In his role, he utilizes his unique experience in PCN in the United Kingdom, and cellular in the United States to assist companies in organizational development, financing and strategic planning. Mr. Blake served as Chairman of the Board of Coral Systems, Incorporated, Longmont, Colorado, from 1991 to 1995, which developed, marketed and supported integrated products and services to improve wireless telecommunications carriers’ acquisition and retention processes. While at Coral Systems, Incorporated, he counseled management on strategies for financing and marketing, and facilitated establishment of domestic and foreign distribution channels. Prior to that, he was Chief Executive Officer of MicroTel from January 1990 to February 1991, President of Cellular One from December 1983 to December 1989 and President of Pyle-National from 1976 to 1983. Mr. Blake is a cum laude graduate in Business Administration from Syracuse University.

Peter Lucas has been a director since our inception and also served as our Interim Chief Financial Officer from inception until July 2001, except for a two-month period during 2000. Mr. Lucas is the General Manager of CBT Wireless Investments, L.L.C., an investment fund that makes debt and equity investments in private and public entities. Mr. Lucas also serves as Treasurer and a director of WesTower, LLC. From April 1997 to September 1999, he served as Chief Financial Officer of WesTower Corporation, a then publicly-traded provider of telecommunications sites and wireless network services. Mr. Lucas also served as Chief Financial Officer of Cotton Valley Resources Corporation, a Dallas-based public oil and gas company, from August 1995 to April 1997. Mr. Lucas received a Bachelor of Commerce degree from the University of Alberta.

Bruce E. Toll has been a director since September 2000. Mr. Toll is a founder and Vice-Chairman of Toll Brothers, Inc. (NYSE: TOL). Mr. Toll co-founded Toll Brothers, Inc. in 1967, which today is the leading builder of luxury homes in the United States. Mr. Toll is a principal of BET Associates, L.P. Mr. Toll holds a Bachelor of Arts degree from the University of Miami and attended the graduate school of business at the University of Miami.

Joseph N. Walter has been a director since our inception. Mr. Walter founded The Walter Group, Inc., an international consulting and project management firm specializing in telecommunications companies, in 1988 and currently serves as its Chairman and Chief Executive Officer. In January 2000, The Walter Group sold its consulting and project management group to Wireless Facilities, Inc. (Nasdaq: WFII). The Walter Group continues to maintain investments in a variety of telecommunications-based companies. Prior to establishing The Walter Group, Mr. Walter served as Senior Vice President for McCaw Cellular Communications, Inc. and was responsible for the corporate headquarters group of the company. During his tenure at McCaw Cellular, Mr. Walter also was responsible for establishing McCaw Space Technologies, Inc. and McCaw Government Services, Inc. He served with McCaw Cellular from 1983 to 1988. Mr. Walter holds undergraduate degrees in biological science and social ecology from the University of California, Irvine and a Master of Business Administration degree from the University of Washington.

Compensation of Directors

Each of our independent directors who is not an employee of UbiquiTel or its subsidiaries receives an annual fee of $20,000 for serving on our board. Chairs of board committees who are independent directors receive an annual fee of $5,000 for serving in such capacity. Independent directors receive a $1,200 fee for each regularly scheduled or special board meeting he or she attends and a $1,200 fee for each committee meeting he or she attends. In addition, independent directors receive upon joining our board an option to purchase 20,000 shares of UbiquiTel’s common stock at an exercise price equal to the fair market value of the stock on the date of grant vesting in equal installments over three years. Each independent director continuing in office receives annually on the date of the annual shareholders’ meeting an option to purchase 15,000 shares of UbiquiTel’s common stock at an exercise price equal to the fair market value of the stock on the date of grant vesting in its entirety on the date of grant.

Board of Directors Independence

Our board of directors reviews the relationships that each director has with us and other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable rules of Nasdaq and applicable rules and regulations of the SEC and who the board of directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The board of directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ current and historic relationships with us and our subsidiaries; their relationships with management and other directors; the relationships their current and former employers have with us and our subsidiaries, if any; and the relationships between us and other companies of which our board members are directors or executive officers, if any. After evaluating these factors, the board of directors has determined that, presently, eight of its nine members, including all members of the audit and compensation committees, are “independent” as defined by the applicable rules of Nasdaq and all applicable rules and regulations of the SEC. These eight directors are: Robert A. Berlacher, James E. Blake, Matthew J. Boos, Peter Lucas, Bruce E. Toll, Eve M. Trkla, Joseph N. Walter and Eric S. Weinstein.

In accordance with Nasdaq rules, independent members of our board of directors meet in executive session without management present at least two times per year. The board of directors designates an independent director as the presiding director for these meetings.

Meetings and Committees of the Board

The board of directors met nine times during 2004. Our directors attended more than 75% of the total number of meetings of the board and committees on which they served in 2004, except for Mr. Toll, who attended 61% of the total number of meetings of the board and the audit committee. The board of directors has a standing audit committee and compensation committee and from time to time establishes special committees to address specific board matters.

While we encourage all members of our board of directors to attend our annual shareholders’ meetings, there is no formal policy as to their attendance at annual shareholders’ meetings. Seven of the then eight members of our board of directors attended the 2004 annual shareholders’ meeting.

Audit Committee. During 2004 and through the date of this proxy statement, Matthew J. Boos, Bruce E. Toll and Eve M. Trkla served as the members of the audit committee, and Ms. Trkla served as the chair. Each of the members of the audit committee is independent within the meaning of the applicable Nasdaq rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and as determined by the board of directors. The board of directors has determined that Ms. Trkla is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (“Securities Act”), and that the audit committee meets the experience criteria for audit committees under the applicable Nasdaq rules. The audit committee has oversight responsibility for the quality and integrity of our consolidated financial statements. The committee meets privately with the independent registered public accounting firm, has the sole authority to retain and dismiss the independent registered public accounting firm and reviews their performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the committee. The audit committee met nine times during 2004. The primary functions of the audit committee are to oversee: (i) the audit of our consolidated financial statements provided to the SEC and our security holders; (ii) our internal financial and accounting processes; and (iii) the independent audit process. Additionally, the audit committee has responsibilities and authority necessary to comply with Rule 10A-3(b) (2), (3), (4), and (5) of the Exchange Act, concerning the responsibilities relating to: (a) registered public accounting, (b) complaints relating to accounting, internal accounting controls or auditing matters, (c) authority to engage advisors, and (d) funding. The audit committee also is responsible under the applicable Nasdaq rules for reviewing and approving all related party transactions within the meaning of Item 404 of Regulation S-K of the Securities Act. These and other aspects of the audit committee’s authority are more particularly described in the audit committee charter filed with UbiquiTel’s proxy statement dated April 23, 2003 for its 2003 annual shareholders’ meeting, which is available upon request to the Secretary of UbiquiTel Inc. at One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428.

Compensation Committee. During 2004 and through the date of this proxy statement, Robert A. Berlacher, James E. Blake and Joseph N. Walter served as the members of the compensation committee, and Mr. Blake served as the chair. Each of the members of the compensation committee is independent within the meaning of the applicable Nasdaq rules, Rule 10A-3 of the Exchange Act and for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended, and as determined by the board of directors. The compensation committee is responsible for reviewing and approving all compensation arrangements for our executive officers, and is also responsible for administering the Equity Incentive Plan. During 2004, the compensation committee met two times.

Nominations of Directors

Our board of directors does not have a standing nominating committee or committee performing similar functions and does not have a charter for such purpose. The board of directors has determined that it is appropriate not to have a nominating committee because of the relatively small size of the board of directors, and the entire board of directors (which includes one member that does not meet the definition of “independent” under the applicable rules of Nasdaq) functions in the same capacity as a nominating committee. Director candidates are selected by a majority of the independent directors of the board in accordance with the nomination process set forth in a resolution of the board of directors adopted on March 4, 2004. In selecting the candidates, there is no firm requirement of minimum qualifications or skills that a candidate must possess. The board of directors strives to complement and supplement skills within the board.

The board of directors will consider director candidates that are recommended by shareholders. Any shareholder that wishes to recommend a director candidate for board consideration should submit complete information of the identity and qualifications of the director candidate pursuant to the procedures set forth under “-Shareholder Communications with the Board of Directors” on or before December 13, 2005.

Codes of Ethics

UbiquiTel has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, and a Code of Ethics for the chief executive officer and senior financial officers. These codes of ethics are available upon request to the Secretary of UbiquiTel Inc. at One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428.

Shareholder Communications with the Board of Directors

Our board of directors believes that it is important for our shareholders to have a process to send communications to the board. Accordingly, shareholders desiring to send a communication to the board of directors, or to a specific director, may do so by delivering a letter to the Secretary of UbiquiTel Inc. at One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “shareholder-board communication” or “shareholder-director communication.” All such letters must identify the author as the shareholder and clearly state whether the intended recipients of the letter are all members of our board of directors or certain specified individual directors. The Secretary will open such communications and make copies, and then circulate them to the appropriate director or directors.

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Report of the Audit Committee

The audit committee’s role is to act on behalf of the board of directors in the oversight of all material aspects of our corporate financial reporting and our external audit, including, among other things, our internal control structure, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal requirements that have a significant impact on our financial reports. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control over financial reporting and for its assessment of effectiveness of internal control over financial reporting, the audit committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to engage, and to approve fee arrangements with, our independent registered public accounting firm. The audit committee operates under a written charter adopted by the committee, which is available upon request to the Secretary of UbiquiTel Inc. at One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428 and which was filed with UbiquiTel’s proxy statement dated April 23, 2003 for its 2003 annual shareholders’ meeting.

In fulfilling its oversight responsibilities, the audit committee reviewed the audited consolidated financial statements for fiscal 2004 with management including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management represented to the audit committee that our consolidated financial statements for fiscal 2004 were prepared in accordance with generally accepted accounting principles, and that our internal control over financial reporting as of December 31, 2004 was effective. The audit committee reviewed the consolidated financial statements for fiscal 2004 with the independent registered public accounting firm and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 61, including the accounting firm’s judgments as to the quality, not just the acceptability, of UbiquiTel’s accounting principles. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board No. 1 and has discussed with the independent registered public accounting firm their independence from management and UbiquiTel.

In 2003, the audit committee adopted a formal policy concerning approval of audit and non-audit services to be provided to UbiquiTel by its independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy requires that all services to be provided by PricewaterhouseCoopers LLP, including audit services and permitted audit-related and non-audit services, must be pre-approved by the audit committee. The audit committee approved all audit and non-audit services provided by PricewaterhouseCoopers LLP during 2004. The audit committee has considered whether the provision by the independent registered public accounting firm of non-audit services to UbiquiTel during 2004 was compatible with maintaining the auditors’ independence.

PricewaterhouseCoopers’ report with respect to the financial statements for the year ended December 31, 2004 is in our Annual Report on Form 10-K for the year ended December 31, 2004 and in our 2004 annual report to shareholders.

In reliance on the reviews, discussions and representations referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements for fiscal 2004 be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC and in the 2004 annual report to shareholders.

Members of the audit committee
Eve M. Trkla, Chair
Matthew J. Boos
Bruce E. Toll

EXECUTIVE COMPENSATION

The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

Report of the Compensation Committee

The compensation committee of the board of directors reviews and makes determinations regarding compensation provided to our executive officers, including stock compensation. In addition, the compensation committee reviews and makes recommendations on stock compensation arrangements for all of our employees. The compensation committee also administers our Equity Incentive Plan.

What is our policy regarding executive officer compensation?

Our executive compensation policy is designed to enable us to attract, motivate and retain highly qualified executive officers. The key components of our compensation program are

•                                          base salary;

•                                          annual incentive bonus awards; and

•                                          equity participation in the form of stock options or other equity-based awards under our Equity Incentive Plan.

In arriving at specific levels of compensation for executive officers, the committee has relied on

•                                          the recommendations of management;

•                                          compensation data developed for the committee by independent third-party consultants;

•                                          benchmarks provided by generally available compensation surveys; and

•                                          the experience of committee members and their knowledge of compensation paid by other similar wireless and personal communications services companies.

The committee also seeks to ensure that an appropriate relationship exists between executive pay and corporate performance. Executive officers also are entitled to customary benefits generally available to all our employees, including group medical, dental and life insurance and our 401(k) plan. We have employment and severance arrangements with our executive officers to provide them with the employment security and severance deemed necessary by the committee to retain them.

What are the components of executive compensation?

Base salary. In addition to complying with the executive compensation policy and to the requirements of applicable employment agreements, compensation for each of the executive officers for 2004 was based on the executive’s duties and responsibilities, the performance of UbiquiTel, both financial and otherwise, and the success of the executive in developing and executing our personal communications services network development, sales and marketing, financing and strategic plans, as appropriate.

Bonus. Executive officers received cash bonuses for 2004 ranging from approximately 115% to 121% of base salary based on the degree of our achievement of our financial and other objectives and the degree of achievement by each such officer of his or her individual objectives as approved by the committee.

Stock options and other equity-based awards. Equity participation is a key component of our executive compensation program. Under our Equity Incentive Plan, we are permitted to grant stock options as well as other equity-based awards such as stock appreciation rights, limited appreciation rights and restricted stock. To date, stock options have been the sole means of providing equity participation. Stock options are granted to executive officers primarily based on the officer’s actual and expected contribution to our development. Options are designed to retain executive officers and motivate them to enhance shareholder value by aligning their financial interests with those of our shareholders. Stock options are intended to provide an effective incentive for management to create shareholder value over the long term since the option value depends on appreciation in the price of our common stock over a number of years.

How is our chief executive officer compensated?

The compensation committee annually reviews and recommends to the board the compensation of Donald A. Harris, our chief executive officer, in accordance with the terms of his employment agreement, as well as any variations in his compensation the committee feels are warranted. Mr. Harris, as a member of the board, abstains from all decisions of the board with regard to his compensation. The compensation committee believes that in the highly competitive wireless industry in which UbiquiTel operates, it is important that Mr. Harris receive compensation consistent with compensation received by chief executive officers of our competitors. See “—Employment Agreements” for a description of the material terms and conditions of Mr. Harris’ employment agreement.

How are we addressing Internal Revenue Code limits on deductibility of compensation?

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation’s chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We have structured our equity-based compensation plans (i.e., obtained shareholder approval of the Equity Incentive Plan) to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The compensation committee will review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of our compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes. We are not currently subject to the limitations of Section 162(m) because none of our executive officers received cash payments from us during 2004 in excess of $1 million. To the extent that we are subject to the Section 162(m) limitation in the future, the effect of this limitation may be mitigated by our net operating losses, although the amount of any deduction disallowed under Section 162(m) could increase our alternative minimum tax by a portion of such disallowed amount. For information relating to our net operating losses, see our consolidated financial statements included in our 2004 annual report to shareholders.

Members of the compensation committee
James E. Blake, Chair
Robert A. Berlacher
Joseph N. Walter

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee was at any time during the past fiscal year an officer or employee of us, was formerly an officer of us or any of our subsidiaries, or had any employment relationship with us.

During the last fiscal year, none of our executive officers served as:

•                  a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee;

•                  a director of another entity one of whose executive officers served on our compensation committee; or

•                  a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of us.

Executive Officers

The following table presents information with respect to our executive officers, as of April 1, 2005.

Name	Age	Position

Donald A. Harris	52	Chairman of the Board, President and Chief Executive Officer
Dean E. Russell	53	Chief Operating Officer
James J. Volk	41	Chief Financial Officer
Patricia E. Knese	46	Senior Vice President, General Counsel and Secretary
David L. Zylka	44	Chief Technology Officer

See “Board Matters And Corporate Governance-Directors Continuing in Office” for additional information concerning Mr. Harris.

Dean E. Russell has been our Chief Operating Officer since October 1999. He is responsible for overseeing all of the functional areas of our operations including sales and marketing, network and field operations and human resources. Prior to joining us, Mr. Russell was part of the executive management team of Education Management Corporation from October 1997 to October 1999. He held various positions with Education Management Corporation including Director of Operations for the Art Institute of Fort Lauderdale and President of the Art Institute International at San Francisco. Previously, Mr. Russell was the General Sales Manager for Comcast Cellular Communications, Inc. in Atlantic City and Cape May County in New Jersey from October 1995 to October 1997. Prior to joining Comcast Cellular Communications, Inc., Mr. Russell served in the United States Army for 20 years before retiring as a Lieutenant Colonel. Mr. Russell has over 30 years of leadership experience including hands on experience managing diverse operations. Mr. Russell holds a Bachelor of Science degree in Engineering from the United States Military Academy at West Point, a Master of Education degree from the University of Georgia and a Master of Business Administration degree in International Business from Long Island University.

James J. Volk joined us as Chief Financial Officer in July 2001 and is responsible for all of the company’s financial activities. Prior to that, he served as Regional Vice President of Finance and Chief Financial Officer of Cingular Wireless’ East Region since September 2000 where he was responsible for all financial aspects of the region which provided service to approximately 4 million customers. He previously served as Vice President of Finance and Chief Financial Officer of Cingular’s Philadelphia market from August 1999 to September 2000. Mr. Volk joined Cingular as Director of International Finance in January 1995 where he was responsible for all financial aspects of the international wireless operations and business development of the Comcast Cellular Division. He also served from May 1998 to August 1999 as Director of Strategic Marketing Planning, where he was responsible for planning and analysis as well as business development for the Comcast Cellular Division. Mr. Volk is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from the University of Delaware and a Master of Business Administration degree from Villanova University.

Patricia E. Knese joined us in November 2000 as Vice President and General Counsel, and she was appointed our Secretary in February 2001 and Senior Vice President in May 2004. From May 1999 to November 2000, Ms. Knese served as Head Transactions and E-Health Counsel for Aetna U.S. Healthcare Inc., the Hartford, Connecticut-based health benefits company, and as General Counsel for InteliHealth Inc., an Aetna Internet subsidiary, where she was responsible for mergers and acquisitions, strategic relationships and investments, and licensing and other e-commerce related legal matters. From September 1993 to April 1999, she was an attorney at Morgan, Lewis & Bockius LLP in the Business and Finance area of the firm, and served as a federal judicial clerk from 1992 to 1993 with the chief judge of the United States District Court for the District of Delaware. She also has over ten years of management experience in the automotive industry with automotive manufacturers Subaru of America, Inc. and Chrysler Corporation. Ms. Knese holds a Bachelor of Science degree in Management/Marketing from Saint Joseph’s University, a Master of Business Administration degree from Drexel University and a Juris Doctor degree, summa cum laude, from Temple University School of Law.

David L. Zylka joined us in January 2000 as Vice President—Engineering, and in January 2004 he was appointed our Chief Technology Officer. In this role he is responsible for overseeing all activities within the engineering, network operations, implementation and information technology organizations of the company. Mr. Zylka has 14 years experience in the telecommunications industry. From January 1999 to December 1999, he served as Vice President of Engineering for Frontier Cellular Communications in Rochester, New York where he developed and executed a $59 million CDMA (code division multiple access) network expansion plan. Before he joined Frontier Cellular Communications, Mr. Zylka held various positions at Comcast Communications in Philadelphia, Pennsylvania from May 1991 to November 1998, most recently as Vice President of Operational and Performance Engineering for the Comcast Cellular network. Mr. Zylka holds a Bachelor of Science degree in Electrical Engineering from the United States Military Academy at West Point and a Master of Science degree in Information Systems Management from Golden Gate University.

Summary Compensation Table

The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer and our four most highly compensated executive officers who served in such capacities as of December 31, 2004, collectively referred to below as the “named executive officers,” for the years ended December 31, 2004, 2003 and 2002:

		Annual Compensation		Securities Underlying Option Awards	All Other Compensation
Name and principal position	Year	Salary($)	Bonus($)	(# of shares) (1)	($)

Donald A. Harris	2004	316,212	384,319	—	11,443	(2)
Chairman, President and Chief	2003	233,264	251,252	—	6,000	(3)
Executive Officer	2002	221,308	174,921	—	5,500	(3)

Dean E. Russell	2004	231,381	277,657	125,000	13,745	(4)
Chief Operating Officer	2003	220,363	232,725	100,000	12,957	(5)
	2002	219,863	150,492	200,000	12,419	(6)

James J. Volk	2004	191,494	232,665	125,000	8,129	(7)
Chief Financial Officer	2003	182,375	192,606	125,000	5,273	(3)
	2002	165,000	130,350	100,000	3,342	(3)

Patricia E. Knese	2004	191,192	226,402	100,000	8,061	(8)
Senior Vice President and	2003	184,800	187,646	90,000	5,544	(3)
General Counsel	2002	177,231	79,200	100,000	19,348	(9)

David L. Zylka	2004	184,263	211,537	110,000	15,292	(10)
Chief Technology Officer	2003	167,785	117,493	90,000	5,034	(3)
	2002	161,192	32,603	100,000	11,678	(11)

(1)                      In May 2004, UbiquiTel granted Mr. Russell stock options to purchase up to 125,000 shares of common stock at an exercise price of $3.52 per share, vesting in four equal installments beginning on May 14, 2005 subject to earlier vesting upon a change of control; in August 2003, UbiquiTel granted Mr. Russell stock options to purchase up to 100,000 shares of common stock at an exercise price of $1.52 per share, vesting in four equal installments beginning on August 7, 2004 subject to earlier vesting upon a change of control; and in May 2002, UbiquiTel granted Mr. Russell stock options to purchase up to 200,000 shares of common stock at an exercise price of $1.86 per share, vesting in four equal installments beginning on May 2, 2003 subject to earlier vesting upon a change of control. In May 2004, UbiquiTel granted Mr. Volk stock options to purchase up to 125,000 shares of common stock at an exercise price of $3.52 per share, vesting in four equal installments beginning on May 14, 2005 subject to earlier vesting upon a change of control; in August 2003, UbiquiTel granted Mr. Volk stock options to purchase up to 125,000 shares of common stock at an exercise price of $1.52 per share, vesting in four equal installments beginning on August 7, 2004 subject to earlier vesting upon a change of control; and in May 2002, UbiquiTel granted Mr. Volk stock options to purchase up to 100,000 shares of common stock at an exercise price of $1.86 per share, vesting in four equal installments beginning on May 2, 2003 subject to earlier vesting upon a change of control. In May 2004, UbiquiTel granted Ms. Knese stock options to purchase up to 100,000 shares of common stock at an exercise price of $3.52 per share, vesting in four equal installments beginning on May 14, 2005 subject to earlier vesting upon a change of control; in August 2003, UbiquiTel granted Ms. Knese stock options to purchase up to 90,000 shares of common stock at an exercise price of $1.52 per share, vesting in four equal installments beginning on August 7, 2004 subject to earlier vesting upon a change of control; and in May 2002, UbiquiTel granted Ms. Knese stock options to purchase up to 100,000 shares of common stock at an exercise price of $1.86 per share, vesting in four equal installments beginning on May 2, 2003 subject to earlier vesting upon a change of control. In May 2004, UbiquiTel granted Mr. Zylka stock options to purchase up to 110,000 shares of common stock at an exercise price of $3.52 per share, vesting in four equal installments beginning on May 14, 2005 subject to earlier vesting upon a change of control; in August 2003, UbiquiTel granted Mr. Zylka stock options to purchase up to 90,000 shares of common stock at an exercise price of $1.52 per share, vesting in four equal installments beginning on August 7, 2004 subject to earlier vesting upon a change of control; and in May 2002, UbiquiTel granted Mr. Zylka stock options to purchase up to 100,000 shares of common stock at an exercise price of $1.86 per share, vesting in four equal installments beginning on May 2, 2003 subject to earlier vesting upon a change of control.

(2)                      Of such amount, $4,943 represents the payment made by UbiquiTel for the premium for executive long-term disability plan insurance for Mr. Harris and $6,500 represents the amount contributed by UbiquiTel as a company match to Mr. Harris’ 401(k) plan account.

(3)                      Represents the amount contributed by UbiquiTel as a company match to the executive officer’s 401(k) plan account.

(4)                      Of such amount, $7,245 represents the value of a sales incentive trip and a gross up in salary to cover taxes paid in connection with the value of the trip and $6,500 represents the amount contributed by UbiquiTel as a company match to Mr. Russell’s 401(k) plan account.

(5)                      Of such amount, $6,957 represents the value of a sales incentive trip and a gross up in salary to cover taxes paid in connection with the value of the trip and $6,000 represents the amount contributed by UbiquiTel as a company match to Mr. Russell’s 401(k) plan account.

(6)                      Of such amount, $6,919 represents the value of a sales incentive trip and a gross up in salary to cover taxes paid in connection with the value of the trip and $5,500 represents the amount contributed by UbiquiTel as a company match to Mr. Russell’s 401(k) plan account.

(7)                      Of such amount, $2,384 represents the payment made by UbiquiTel for the premium for executive long-term disability plan insurance for Mr. Volk and $5,745 represents the amount contributed by UbiquiTel as a company match to Mr. Volk’s 401(k) plan account.

(8)                      Of such amount, $3,002 represents the payment made by UbiquiTel for the premium for executive long-term disability plan insurance for Ms. Knese and $5,059 represents the amount contributed by UbiquiTel as a company match to Ms. Knese’s 401(k) plan account.

(9)                      Of such amount, $7,446 represents a paid time off payout to Ms. Knese, $7,264 represents the value of a sales incentive trip and a gross up in salary to cover taxes paid in connection with the value of the trip and $4,638 represents the amount contributed by UbiquiTel as a company match to Ms. Knese’s 401(k) plan account.

(10)                Of such amount, $2,604 represents the payment made by UbiquiTel for the premium for executive long-term disability plan insurance for Mr. Zylka, $7,245 represents the value of a sales incentive trip and a gross up in salary to cover taxes paid in connection with the value of the trip and $5,443 represents the amount contributed by UbiquiTel as a company match to Mr. Zylka’s 401(k) plan account.

(11)                Of such amount, $6,919 represents the value of a sales incentive trip and a gross up in salary to cover taxes paid in connection with the value of the trip and $4,759 represents the amount contributed by UbiquiTel as a company match to Mr. Zylka’s 401(k) plan account.

Stock Option Grants

The following table sets forth grants of stock options to acquire shares of UbiquiTel’s common stock made during the year ended December 31, 2004 to the named executive officers. No stock appreciation rights were granted to these individuals during that year.

	Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Granted (1)	Fiscal Year	($)/(Sh)	Date	5%($)	10%($)

Donald A. Harris	—	—	—	—	—	—
Dean E. Russell	125,000	6.9	3.52	5/14/14	276,714	701,247
James J. Volk	125,000	6.9	3.52	5/14/14	276,714	701,247
Patricia E. Knese	100,000	5.5	3.52	5/14/14	221,371	560,997
David L. Zylka	110,000	6.1	3.52	5/14/14	243,508	617,097

(1)                      Subject to earlier vesting upon a change of control, the options vest annually in four equal installments beginning on May 14, 2005.

(2)                      Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the option term. The amounts have been calculated based on the assumed appreciation rates shown in the table, assuming a per share market price equal to the market price on the date of grant. The actual value, if any, the named executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, if the executive were to sell the shares on the date of exercise, so there is no assurance that the value realized will be equal to or near the potential realizable value as calculated in this table.

Option Exercises and Holdings

The following table provides summary information regarding option exercises by our named executive officers during the year ended December 31, 2004 and options held by each of our named executive officers as of December 31, 2004.

	Shares Acquired On	Value Realized	Number of Securities Underlying Unexercised Options		Value of Unexercised In-the-Money Options ($) (1)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Donald A. Harris	—	—	2,540,000	—	16,814,800	—
Dean E. Russell	100,000	282,000	625,000	300,000	2,926,000	1,396,000
James J. Volk	81,250	346,187	150,000	318,750	468,000	1,394,000
Patricia E. Knese	—	—	147,500	217,500	623,000	1,001,000
David L. Zylka	—	—	172,500	227,500	1,051,000	1,037,000

(1)                                  The values of unexercised in-the-money options are based on the product of the (a) difference between the closing sale price per share of UbiquiTel’s common stock of $7.12 on December 31, 2004 and the respective option exercise prices and (b) number of shares of common stock underlying the options.

Employment Agreements

In November 2002, we entered into a new employment agreement with Donald A. Harris, our Chairman of the Board, President and Chief Executive Officer, due to the expiration of the existing employment agreement between us, which provides for a three-year term and an annual base salary of $231,500 with a guaranteed minimum annual increase of 5% for the second and third year of the term. Mr. Harris’ annual base salary for 2004 was $315,000. In addition to his base salary, Mr. Harris is eligible to receive bonuses in such amounts and at such times as determined by the disinterested members of the board of directors. The employment agreement provides that Mr. Harris’ employment may be terminated by us with or without cause (as defined in the employment agreement) at any time, or by Mr. Harris for any reason at any time upon 30 days’ written notice to us. If we terminate the employment of Mr. Harris without cause, or if Mr. Harris terminates his employment for good reason (as defined in the employment agreement), within 30 days of termination (or such other date mutually agreed to) we must pay Mr. Harris a single lump sum payment in cash equal to one year’s gross salary in effect at the time of termination, plus all outstanding unreimbursed expenses. Following termination for a period of one year, we are required to maintain for Mr. Harris health, life insurance, long-term disability, dental and medical programs specified in the employment agreement. If we are required to make such payment within 24 months of a change of control (as defined in the employment agreement) or Mr. Harris is terminated without cause or terminates for good reason due to, and within six months prior to, a change of control, Mr. Harris would be entitled to receive a lump sum cash payment (in lieu of any other payments), within 30 days of termination, equal to 2.99 times of Mr. Harris’ annual gross salary and bonus for the year in which the change of control occurs or the immediately preceding year, whichever is higher. Mr. Harris would be entitled to health, life insurance, long-term disability, dental and medical program benefits for him and his family for the greater of 12 months or the remainder of the term as if his employment had not been terminated. Mr. Harris has agreed not to disclose any of our confidential information, and not to solicit any of our employees during his employment and for a period of one year after his employment is terminated for any reason whatsoever.

In March 2005, we entered into an employment agreement with Dean E. Russell, our Chief Operating Officer. The agreement provides that Mr. Russell’s employment may be terminated by us with or without cause (as defined in the agreement) at any time or by Mr. Russell for any reason at any time upon 30 days’ written notice to us. If we terminate the employment of Mr. Russell without cause, or if Mr. Russell terminates employment for good reason (as defined in the agreement), within 30 days of termination (or such other date mutually agreed to) we must pay Mr. Russell a single lump sum payment in cash equal to the total of one year’s gross salary in effect at the time of termination and the amount of his bonus for the fiscal year preceding the year in which the termination occurs, plus all outstanding unreimbursed expenses. If we are required to make such payment within 24 months of a change of control (as defined in the agreement) or Mr. Russell is terminated without cause or terminates for good reason due to, and within six months prior to, a change of control, Mr. Russell would be entitled to receive from us or our successor-in-interest, as applicable, a lump sum cash payment, within 30 days of termination, equal to two times his annual gross salary for the year in which the change of control occurs and bonus paid to him for the fiscal year preceding the year in which the change of control occurs, plus all outstanding unreimbursed expenses, and his outstanding stock options will terminate on the earlier of the date that is three years following the date on which Mr. Russell’s employment is terminated or the termination date in the applicable stock option agreement. Following a termination by us or our successor-in-interest, if applicable, of Mr. Russell without cause, in connection with a change of control or otherwise, for a period of one year following termination, we are required to maintain for him health, life insurance, long-term disability, dental and medical program benefits to which he is then entitled. Mr. Russell has agreed not to disclose any of our confidential information, and not to solicit any of our employees during his employment and for a period of one year after his employment is terminated for any reason whatsoever.

In November 2003, we entered into employment agreements with James J. Volk, our Chief Financial Officer, and Patricia E. Knese, our Senior Vice President and General Counsel. The agreements provide that the executive officer’s employment may be terminated by us with or without cause (as defined in the agreement) at any time, or by the executive officer for any reason at any time upon 30 days’ written notice to us. If we terminate the employment of the executive officer without cause, or if the executive officer terminates his or her employment for good reason (as defined in the agreement), within 30 days of termination (or such other date mutually agreed to) we must pay the executive officer a single lump sum payment in cash equal to the total of one year’s gross salary in effect at the time of termination and the amount of the executive officer’s bonus for the fiscal year preceding the year in which the termination occurs, plus all outstanding unreimbursed expenses. If we are required to make such payment within 24 months of a change of control (as defined in the agreement) or the executive officer is terminated without cause or terminates for good reason due to, and within six months prior to, a change of control, the executive officer would be entitled to receive from us or our successor-in-interest, as applicable, a lump sum cash payment, within 30 days of termination, equal to two times the executive officer’s gross salary, excluding bonus, for the twelve-month period preceding the date of termination, plus all outstanding unreimbursed expenses, and the executive officer’s outstanding stock options will terminate on the earlier of the date that is three years following the date on which the executive officer’s employment is terminated or the termination date in the applicable stock option agreement. Following a termination by us or our successor-in-interest, if applicable, of the executive officer without cause, in connection with a change of control or otherwise, for a period of one year following termination, we are required to maintain for the executive officer health, life insurance, long-term disability, dental and medical program benefits to which the executive officer is then entitled. The executive officers have agreed not to disclose any of our confidential information, and not to solicit any of our employees during their employment and for a period of one year after their employment is terminated for any reason whatsoever.

In March 2005, we entered into an employment agreement with David L. Zylka, our chief technology officer. The agreement provides that Mr. Zylka’s employment may be terminated by us with or without cause (as defined in the agreement) at any time or by Mr. Zylka for any reason at any time upon 30 days’ written notice to us. If we terminate the employment of Mr. Zylka without cause, or if Mr. Zylka terminates employment for good reason (as defined in the agreement), within 30 days of termination (or such other date mutually agreed to) we must pay Mr. Zylka a single lump sum payment in cash equal to the total of one year’s gross salary in effect at the time of termination and one month’s gross salary for each full year of employment of Mr. Zylka by us not to exceed an additional six month’s gross salary, plus all outstanding unreimbursed expenses. If we are required to make such payment within 24 months of a change of control (as defined in the agreement) or Mr. Zylka is terminated without cause or terminates for good reason due to, and within six months prior to, a change of control, Mr. Zylka would be entitled to receive from us or our successor-in-interest, as applicable, a lump sum cash payment, within 30 days of termination, equal to his gross salary, excluding bonus, for the twelve-month period preceding the date of termination and one-twelfth of the foregoing amount for each full year of employment of Mr. Zylka by us not to exceed six-twelfths of the foregoing amount, plus all outstanding unreimbursed expenses, and his outstanding stock options will terminate on the earlier of the date that is three years following the date on which Mr. Zylka’s employment is terminated or the termination date in the applicable stock option agreement. Following a termination by us or our successor-in-interest, if applicable, of Mr. Zylka without cause, in connection with a change of control or otherwise, for a period of one year following termination, we are required to maintain for him health, life insurance, long-term disability, dental and medical program benefits to which he is then entitled. Mr. Zylka has agreed not to disclose any of our confidential information, and not to solicit any of our employees during his employment and for a period of one year after his employment is terminated for any reason whatsoever.

Benefit Plans

Equity Incentive Plan. UbiquiTel’s Equity Incentive Plan was adopted by UbiquiTel’s board of directors and shareholders. The purpose of the Equity Incentive Plan is to attract and retain the services of key management, employees, outside directors and consultants by providing those persons with a proprietary interest in us. The compensation committee administers the Equity Incentive Plan and may grant stock options, which may be incentive stock options or nonqualified stock options that do not comply with Section 422 of the Internal Revenue Code, stock appreciation rights, restricted stock and other equity-based awards to eligible persons with such terms and conditions as are determined by the committee. The committee may grant one or more types of awards in any combination to a particular participant in a particular year, with certain limitations. The Equity Incentive Plan provides for all awards granted under the Equity Incentive Plan to become fully vested and, if applicable, exercisable upon a change in control. Subject to earlier termination by our board of directors, the Equity Incentive Plan will remain in effect until all awards have been satisfied in stock or in cash or terminated under the terms of the Equity Incentive Plan and all restrictions imposed on stock in connection with its issuance under the Equity Incentive Plan have lapsed. For a summary of the Equity Incentive Plan and the proposed amendment to increase the number of shares authorized for issuance under the Equity Incentive Plan for which we are seeking shareholder approval at the annual meeting, see “Proposal 2:  Amendment To Equity Incentive Plan To Increase Shares Authorized for Issuance” on page 23.

401(k) Retirement Plan. We have established a tax qualified employee savings and retirement plan. Employees may elect to contribute up to 15% of their annual compensation on a pre-tax basis, subject to applicable federal limitations. “Highly Compensated Employees,” as defined in the retirement plan, are subject to certain other provisions regarding the amount of eligible contributions. Employee contributions may begin on the date of hire and are immediately vested. We have the discretion to make matching contributions to the retirement plan and did so for our named executive officers in 2004.

Amended and Restated 2002 Employee Stock Purchase Plan. UbiquiTel’s employee stock purchase plan was adopted by UbiquiTel’s board of directors and shareholders. The purpose of the plan is to provide an incentive for our employees to purchase our common stock and acquire a proprietary interest in us. A committee of officers designated by UbiquiTel’s board of directors administers the plan, though the board of directors may directly administer the plan in any regard in lieu of the committee. The rights to purchase our common stock granted under the plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code. Up to 1,000,000 shares of our common stock are issuable under the plan. Under the terms of the plan, during any calendar year there are four quarterly offering periods beginning January 1st, April 1st, July 1st and October 1st, during which eligible employees can participate. The purchase price is the lower of 85% of fair market value of our common stock on the first business day of the offering period or 85% of the fair market value of our common stock on the last business day of the offering period. In October 2002, our board of directors approved amendments to the plan, which, among other items, authorized the suspension of the plan. The plan was suspended effective with the offering period beginning January 1, 2003 through the offering period ended December 31, 2003. Subsequently, the plan was resumed effective with the offering period beginning January 1, 2004.

Noncompetition Agreements

In connection with the granting of any stock options or equity-based awards under our Equity Incentive Plan to any of our employees, each employee is required to enter into a noncompetition agreement. These agreements provide that for so long as the employee works for us, and for a period of one year after the employee’s termination for any reason, the employee may not disclose in any way any confidential information. The agreements also provide that for so long as the employee works for us and for a period of one year after the employee’s termination for any reason, the employee is prohibited from:

•                                          engaging in the same business or in a similar capacity in our markets;

•                                          soliciting business in competition with us; and

•                                          hiring any of our employees or directly or indirectly causing any of our employees to leave their employment to work for another employer.

In the event of a breach of the noncompetition agreement by an employee, we have the option to repurchase any and all shares held by the employee at the employee’s exercise price. We also may pursue any other remedies provided by law or in equity.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation and bylaws limit the liability of directors and executive officers to the maximum extent permitted by Delaware law. The limitation on our directors’ and executive officers’ liability may not apply to liabilities arising under the federal securities laws. Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and executive officers pursuant to our certificate of incorporation and bylaws, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

PROPOSAL 2:  AMENDMENT TO EQUITY INCENTIVE PLAN

TO INCREASE SHARES AUTHORIZED FOR ISSUANCE

At the annual meeting, shareholders will be asked to approve an amendment to the Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the Equity Incentive Plan to 9,500,000 from 7,500,000. The 2000 equity incentive plan was adopted by our board of directors and approved by our shareholders in 2000. The 2000 equity incentive plan was amended and restated in 2001 to, among other things, increase the number of shares of common stock authorized for issuance under the plan by 3,420,000 shares. The amended and restated 2000 equity incentive plan was adopted by our shareholders at the 2001 annual shareholders’ meeting.

Our board of directors adopted the amendment to the Equity Incentive Plan, subject to shareholder approval, because it believes that the increase in the number of shares available for awards is appropriate to allow the board to continue our historical practice of awarding equity incentives to a broad based group of our employees and better aligning their interests with those of our shareholders. The board further believes that the approval of this amendment is essential to our financial success by attracting, motivating and retaining qualified employees at all levels of UbiquiTel through the award of equity incentives.

As of April 1, 2005, we had outstanding options under the Equity Incentive Plan covering 5,172,200 shares of common stock, and there were 1,725,875 shares remaining available for issuance.

The affirmative vote of the holders of a majority of all shares casting votes, either in person or by proxy, at the annual meeting is required to approve the amendment to the Equity Incentive Plan. This approval is required by the applicable rules of Nasdaq. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

UbiquiTel’s board of directors recommends shareholders vote “FOR” approval of the amendment to increase the number of shares of common stock authorized for issuance under the Equity Incentive Plan.

Summary of Material Provisions of Equity Incentive Plan

The following is a summary of the material provisions of the Equity Incentive Plan, which is attached as Annex A to this proxy statement. You are urged to read the full text of the Equity Incentive Plan.

The purpose of the Equity Incentive Plan is to attract and retain the services of key management, employees, outside directors and consultants by providing those persons with a proprietary interest in UbiquiTel. The Equity Incentive Plan allows UbiquiTel to provide the proprietary interest through the grant of stock options and other equity based awards.

The Equity Incentive Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The compensation committee of our board of directors administers the Equity Incentive Plan. The committee may grant stock options, stock appreciation rights and other equity based awards to eligible persons. In no event, however, may the committee grant awards relating to more than 7,500,000 shares of UbiquiTel’s common stock pursuant to the Equity Incentive Plan, which will be increased to 9,500,000 shares if the amendment to the Equity Incentive Plan is approved. Failure to approve the amendment to the Equity Incentive Plan will not affect our ability to continue granting awards, to the extent of our current share reserve, under the terms of the Equity Incentive Plan. Shares subject to awards that expire or are terminated or canceled prior to exercise or payment, or forfeited or reacquired by us pursuant to rights reserved upon issuance, may be issued again under the Equity Incentive Plan. Awards paid in cash are not counted against the number of shares that may be issued under the Equity Incentive Plan.

Awards

Awards may be satisfied by the delivery of either authorized but unissued common stock or issued common stock held as treasury shares. The committee may grant one or more types of awards in any combination to a particular participant in a particular year. Subject to earlier termination by our board of directors, the Equity Incentive Plan will remain in effect until all awards have been satisfied in stock or in cash or terminated under the terms of the Equity Incentive Plan and all restrictions imposed on stock in connection with its issuance under the Equity Incentive Plan have lapsed. Except in the case of an award of stock to a participant as additional compensation for services to us or our subsidiaries, each award will be confirmed by, and is subject to the terms of, an agreement executed by the participant and us.

Following is a description of each type of award or grant in respect of UbiquiTel’s common stock that may be made under the Equity Incentive Plan.

Stock Options. Stock options may be incentive stock options that comply with the requirements of Section 422 of the Code or nonqualified stock options that do not comply with Section 422 of the Code. The committee will determine the exercise price and other terms and conditions of options.

All incentive options granted expire no later than 10 years after the date of grant. Incentive options may not be granted to any participant who, at the time of the grant, would own (as determined by the Code) more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries.

Stock Appreciation Rights and Limited Stock Appreciation Rights. A stock appreciation right is a right to receive, without payment to us, a number of shares of stock, cash or a combination thereof, as determined by a formula. A limited stock appreciation right is a right to receive, without payment to us, cash in an amount determined by a formula upon specified change in control events. Stock appreciation rights may be granted in conjunction with all or any part of a stock option or independently. Upon the exercise of a stock appreciation right, the participant will be entitled to receive, for each share of common stock to which the exercised stock appreciation right relates, the excess of the fair market value per share of common stock on the date of exercise over the grant price of the stock appreciation right. Stock appreciation rights will have such terms and conditions as may be established by the committee. Upon the exercise of a limited stock appreciation right, the participant will be entitled to receive a cash payment, for each share of common stock to which the exercised limited stock appreciation right relates, equal to the excess of the defined change of control value over the grant price of the limited stock appreciation right.

Restricted Stock. Each restricted stock award will specify the number of shares of restricted stock to be awarded, the price, if any, to be paid by the award recipient and the time during which the stock will be subject to forfeiture, or the conditions upon the satisfaction of which, the restricted stock will vest. The grant and/or the vesting of the restricted stock may be conditioned upon the completion of a specified period of service, upon the attainment of specified performance objectives or upon such other criteria as the committee may determine. The committee may provide that the restricted stock recipient will have the right to vote the restricted stock and receive dividends on the restricted stock.

Other Stock Based Awards. The committee has the authority under the Equity Incentive Plan to make other awards that are valued in whole or in part by reference to, or are payable in or otherwise based upon, shares of common stock, including awards valued by reference to our performance or the performance of our subsidiaries. The committee will determine the participants to whom and the times at which these awards will be made, the number of shares of common stock to be awarded and all other terms and conditions of the awards.

Adjustments

If, with respect to the common stock, there is any recapitalization, reclassification, stock dividend, stock split, combination of stock or other similar change in stock, the number of shares of common stock issuable or issued under the Equity Incentive Plan, including stock subject to restrictions, options or achievement of performance objectives, shall be adjusted in proportion to the change in the number of outstanding shares of common stock. In the event of any of these adjustments, the board will adjust, to the extent appropriate, the purchase price of any option, the performance objectives of any award and the stock issuable pursuant to any award to provide participants with the same relative rights before and after the adjustment.

Change in Control

The Equity Incentive Plan provides for all awards granted under the Equity Incentive Plan to become fully vested and, if applicable, exercisable upon a change in control. A change in control of UbiquiTel will be deemed to occur for purposes of the Equity Incentive Plan upon any of the following events:

•                  the approval by UbiquiTel’s shareholders of a reorganization, merger, consolidation or other corporate transaction, not including a public offering of stock under the Securities Act, that results in the persons who were shareholders of UbiquiTel immediately prior to the merger, consolidation or other corporate transaction not owning, immediately after the merger, consolidation or other corporate transaction, more than 50% of the combined voting power entitled to vote generally in the election of directors;

•                  individuals who, as of the date the award is granted, constitute the board of directors cease for any reason to constitute at least a majority of the board. Any person who becomes a director after the date of the grant, whose election or nomination for election by UbiquiTel’s shareholders was approved by a vote of at least a majority of the incumbent members of the board will, for purposes of the Equity Incentive Plan, be treated as though they were a member of the board as of the date of the grant of the award; or

•                  the acquisition (other than from UbiquiTel) by any person, entity or group of more than 30% of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors, excluding any acquisitions by:

•    UbiquiTel or its subsidiaries;

•    any person, entity or group that as of the date of the grant of the award owns a controlling interest in UbiquiTel; or

•    any employee benefit plan of UbiquiTel or its subsidiaries.

Amendment and Termination

The Equity Incentive Plan may be amended or terminated at any time by our board of directors, except that no amendment may be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement.

Section 162(m) Limitation

The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as “performance based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it.

The Equity Incentive Plan imposes certain annual limitations on awards to participants, in order to exempt awards from Section 162(m) of the Code. Under these annual limitations, no more than 1,500,000 shares may be subject to awards granted under the Equity Incentive Plan to any one participant during any fiscal year, an incentive bonus of not more than $2,000,000 may be subject to awards granted under the Equity Incentive Plan to any one participant during any fiscal year and a performance bonus of not more $5,000,000 may be subject to awards granted under the Equity Incentive Plan to any one participant during any fiscal year.

We are not currently subject to the limitations of Section 162(m) because none of our executive officers received cash payments from us during 2004 in excess of $1 million. To the extent we are subject to the Section 162(m) limitation in the future, the effect of this limitation may be mitigated by our net operating losses, although the amount of any deduction disallowed under Section 162(m) could increase our alternative minimum tax by a portion of such disallowed amount. For information relating to our net operating losses, see our consolidated financial statements included in our 2004 annual report to shareholders.

Federal Income Tax Consequences

The following discussion of certain relevant federal income tax consequences applicable to options, stock appreciation rights, limited stock appreciation rights and other stock based awards granted under the Equity Incentive Plan is a brief summary only, and reference is made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not address state, local or foreign tax consequences.

Nonqualified Stock Option. A participant generally will not be taxed upon the grant of a nonqualified stock option that is granted with an exercise price equal to our common stock’s fair market value on the grant date. Rather, for such option, at the time of exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. With respect to employees, we generally are required to withhold an amount based on the ordinary income recognized. At the time the option is exercised, we will generally be entitled to a tax deduction equal in amount equal to the ordinary income recognized by the optionee. At this time, we do not contemplate granting any options with an exercise price below fair market value on the grant date.

Incentive Stock Option. There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a sale of such stock will be a long-term capital gain or loss. Generally, if the participant sells the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of sale the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, we generally will be entitled to a corresponding tax deduction in our tax year in which the disqualifying disposition occurs.

Stock Appreciation Right. The recipient of a stock appreciation right or limited stock appreciation right that is granted with a strike price equal to the fair market value of our common stock on the grant date, that is payable in shares of our common stock and that is not granted in tandem with an option will not be taxed upon the grant or the vesting of the right. Rather, at the time of exercise of the stock appreciation right, the recipient will recognize ordinary income for federal income tax purposes in an amount equal to the value of the consideration received (i.e., the increase in the appreciation of the underlying common stock). If the stock appreciation right or limited stock appreciation right is granted with a strike price less than the fair market value of our common stock on the grant date or is payable in cash, we will design the right to comply with Section 409A of the Code and, in such case, the recipient of the right will be taxed upon the delivery to him or her of the cash or stock at the set delivery time. Generally, we will be entitled to a tax deduction equal to the amount of ordinary income recognized by the stock appreciation right recipient for our tax year in which the right is exercised.

Restricted Stock. Where the award has no vesting, the recipient of the award will recognize taxable ordinary income equal to the stock’s fair market value on the acquisition date. For an award with vesting, the recipient of the award normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date the stock vests over the purchase price, if any. To the extent that a recipient of an award timely files a Section 83(b) election, the recipient will recognize ordinary income at the time of the receipt or purchase of the restricted stock equal to the fair market value of the stock on the date of receipt or purchase less any amount paid by the recipient of the award for the stock. If a Section 83(b) election is not made, any dividends received that are subject to a risk of forfeiture (because the stock to which they relate is not vested) will be treated as compensation taxable as ordinary income.

With respect to employees, we generally are required to withhold an amount based on the ordinary income recognized. Generally, we will be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the award.

Options Outstanding under the Equity Incentive Plan

As of April 1, 2005, options granted under the Equity Incentive Plan to purchase (i) an aggregate of 4,857,200 shares of common stock were outstanding to approximately 172 employees and former employees and (ii) an aggregate of 315,000 shares of common stock were outstanding to non-employee directors. The outstanding options have exercise prices ranging from $0.50 to $7.08 per share.

On April 1, 2005, the last reported sale price per share of UbiquiTel common stock on The Nasdaq National Market was $6.86.

The table below indicates, as of April 1, 2005, the aggregate number of options outstanding under the Equity Incentive Plan to each of our named executive officers and directors and the groups indicated.

Option Grantee and Position	Number of Options Outstanding

Donald A. Harris, Chairman, President and Chief Executive Officer (1)	—

Dean E. Russell, Chief Operating Officer	925,000

James J. Volk, Chief Financial Officer	468,750

Patricia E. Knese, Senior Vice President and General Counsel	365,000

David L. Zylka, Chief Technology Officer	400,000

Robert A. Berlacher, Director	37,500

James E. Blake, Director	57,500

Matthew J. Boos, Director	50,000

Peter Lucas, Director	37,500

Bruce E. Toll, Director	37,500

Eve M. Trkla, Director	37,500

Joseph N. Walter, Director	37,500

Eric S. Weinstein, Director	20,000

All current executive officers as a group (5 persons)	2,158,750

All current directors who are not executive officers as a group (8 persons)	315,000

All employees, other than executive officers (approximately 168 persons)	2,698,450

(1)                      Excludes 2,540,000 outstanding options granted to Mr. Harris in 1999 prior to the existence of the Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2004 with respect to our equity compensation plans in effect as of December 31, 2004.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders
Equity Incentive Plan	5,301,225	$2.75	1,734,325
1999 stock option grant to Donald A. Harris	2,540,000	$0.50	0
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	7,841,225		1,734,325

PERFORMANCE GRAPH

The chart below compares the cumulative total shareholder return on UbiquiTel’s common stock with the cumulative total return on the Nasdaq Stock Market (U.S.) and the Nasdaq Telecommunications Index for the period commencing June 7, 2000 (the first day of trading of our common stock after our initial public offering) and ending December 31, 2004, assuming an investment of $100 on June 7, 2000 and the reinvestment of any dividends.

The base price for our common stock is the initial public offering price of $8.00 per share. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the common stock.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG UBIQUITEL INC., THE NASDAQ STOCK MARKET (U.S.)
AND THE NASDAQ TELECOMMUNICATIONS INDEX

Cumulative Total Return

	6/7/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

UBIQUITEL INC.	$100.00	$68.75	$93.13	$5.00	$33.61	$89.00
NASDAQ STOCK MARKET (U.S.)	$100.00	$64.01	$50.80	$34.78	$52.18	$56.66
NASDAQ TELECOMMUNICATIONS	$100.00	$52.12	$27.58	$12.68	$21.40	$23.11

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, audited our consolidated financial statements for the year ended December 31, 2004. UbiquiTel has had no disagreements with PwC on accounting and financial disclosures. PwC’s work on our audit for 2004 was performed by full time, permanent employees and partners of PwC. PwC has been reappointed by our audit committee to serve as our independent registered public accounting firm for 2005.

One or more representatives of PwC are expected to attend the annual meeting and be available to respond to appropriate shareholder questions and to make a statement if they so desire.

FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The rules of the SEC require us to disclose fees billed by our independent registered public accounting firm for services rendered to us for each of the years ended December 31, 2004 and 2003.

Audit Fees

The aggregate fees billed by PwC for professional services rendered for the integrated audit of our annual consolidated financial statements for the fiscal year ended December 31, 2004 and of our internal control over financial reporting as of December 31, 2004, for the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the first three fiscal quarters of 2004 and for related services were approximately $695,800. The aggregate fees billed by PwC for professional services rendered for the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2003 and for the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the first three fiscal quarters of 2003 were approximately $542,000.

Audit-Related Fees

PwC billed approximately $17,500 for audit-related fees for professional services rendered to us for the audit of the UbiquiTel 401(k) retirement plan for the year ended December 31, 2003.

Tax Fees

PwC billed approximately $402,800 in tax fees for professional services rendered to us during the year ended December 31, 2004 for tax compliance related to our 2003 corporate income tax returns and state capital and franchise tax returns, as well as property tax compliance, debt refinancing and corporate income tax research and planning. PwC billed approximately $442,000 in tax fees for professional services rendered to us during the year ended December 31, 2003 for tax compliance related to our 2002 corporate income tax returns and state capital stock and franchise tax returns, as well as sales and use tax research and corporate income tax research and planning with respect to our employee stock purchase plan, consummation of our debt-for-debt exchange, net operating losses and sale of wireless radio communication towers.

All Other Fees

PwC billed approximately $79,000 for revenue assurance assessment services rendered to us for the year ended December 31, 2003. The scope of these services focused primarily on Sprint invoicing (billing) and our network operations, utilizing reconciliations and other procedures to identify and quantify revenue leakages.

Policy Concerning Approval of Audit and Non-Audit Services

In 2003, the audit committee adopted a formal policy concerning approval of audit and non-audit services to be provided to us by PwC. The policy requires that all services to be provided by PwC, including audit services and permitted audit-related and non-audit services, must be pre-approved by the audit committee. The audit committee approved all audit and non-audit services provided by PwC during 2004.

MISCELLANEOUS

Section 16 Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of our common stock, to file electronically with the SEC initial reports of ownership and reports of changes in ownership of common stock.

To our knowledge, based solely on a review of such reports filed with the SEC and representations that no other reports were required, we believe that all Section 16 filing requirements applicable to our executive officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 2004, other than a one-week late filing of a Form 4 in October 2004 by director Robert A. Berlacher in connection with a sale of stock pursuant to a Rule 10b5-1 trading plan and late filings of Forms 4 in October 2004 by directors Robert A. Berlacher, James E. Blake, Matthew J. Boos, Peter Lucas, Bruce E. Toll, Eve M. Trkla and Joseph N. Walter in connection with Rule 16b-3 option grants to them in September 2004.

Annual Report on Form 10-K

We have mailed copies of our 2004 annual report to shareholders with this proxy statement to holders of shares of our common stock as of the record date. We will provide without charge, to each holder of shares of common stock as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the SEC on the written request of any such holder addressed to Secretary at UbiquiTel Inc., One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428.

SHAREHOLDER PROPOSALS

Under SEC rules, a shareholder who intends to present a proposal at the 2006 annual meeting of UbiquiTel shareholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the Secretary of UbiquiTel, at the address referenced above, no later than December 13, 2005.

Shareholders who do not wish to follow the SEC rules in proposing a matter for action at the 2006 annual meeting must notify UbiquiTel in writing of the information required by UbiquiTel’s bylaws dealing with shareholder proposals. The notice must be delivered to UbiquiTel’s Secretary between February 26, 2006 and March 29, 2006. You can obtain a copy of UbiquiTel’s bylaws by writing UbiquiTel’s Secretary at the address referenced above.

OTHER MATTERS

As of the date of this proxy statement, our board of directors does not know of any other matters that will be presented for consideration at the annual meeting other than as described in this proxy statement.

ANNEX A

UBIQUITEL INC.

AMENDED AND RESTATED

2000 EQUITY INCENTIVE PLAN

UBIQUITEL INC.

AMENDED AND RESTATED

2000 EQUITY INCENTIVE PLAN

1.	Purpose
2.	Definitions
3.	Administration
	(a)	Authority of the Committee
	(b)	Manner of Exercise of Committee Authority
	(c)	Limitation of Liability
4.	Stock Subject to Plan
	(a)	Limitation on Overall Number of Shares Subject to Awards
	(b)	Application of Limitations
5.	Eligibility; Per-Person Award Limitations
6.	Specific Terms of Awards
	(a)	General
	(b)	Options
	(c)	Stock Appreciation Rights
	(d)	Restricted Stock
	(e)	Deferred Stock
	(f)	Bonus Stock and Awards in Lieu of Obligations
	(g)	Dividend Equivalents
	(h)	Other Stock-Based Awards
7.	Certain Provisions Applicable to Awards
	(a)	Stand-Alone, Additional, Tandem, and Substitute Awards
	(b)	Term of Awards
	(c)	Form and Timing of Payment Under Awards; Deferrals
	(d)	Exemptions from Section 16(b) Liability
8.	Performance and Annual Incentive Awards
	(a)	Performance Conditions
	(b)	Performance Awards Granted to Designated Covered Employees
	(c)	Annual Incentive Awards Granted to Designated Covered Employees
	(d)	Written Determinations
	(e)	Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m)
9.	Change in Control
	(a)	Effect of “Change in Control”
	(b)	Definition of “Change in Control”
	(c)	Definition of “Change in Control Price”
10.	General Provisions
	(a)	Compliance With Legal and Other Requirements
	(b)	Limits on Transferability; Beneficiaries
	(c)	Adjustments
	(d)	Taxes
	(e)	Changes to the Plan and Awards
	(f)	Limitation on Rights Conferred Under Plan
	(g)	Unfunded Status of Awards; Creation of Trusts
	(h)	Nonexclusivity of the Plan
	(i)	Payments in the Event of Forfeitures; Fractional Shares
	(j)	Governing Law
	(k)	Plan Effective Date and Stockholder Approval; Termination of Plan

A-i

UBIQUITEL INC.

AMENDED AND RESTATED

2000 EQUITY INCENTIVE PLAN

1.                                       Purpose.  The purpose of this 2000 Equity Incentive Plan (the “Plan”) is to assist UbiquiTel Inc. (the “Company”) and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, Directors and independent contractors by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.  The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code to the extent deemed appropriate by the Committee of the Board of Directors of the Company.  Unless otherwise stated, all references to section numbers are to sections of this Plan. This Plan was originally adopted by the Board of Directors of the Company effective as of February 1, 2000.  The Plan, as amended and restated herein in its entirety, shall be effective as of February 6, 2001.

2.                                       Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a)                                  “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(b)                                 “Award” means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest, granted to a Participant under the Plan.

(c)                                  “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof.  If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)                                 “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e)                                  “Board” means the Company’s Board of Directors.

(f)                                    “Change in Control” means Change in Control as defined with related terms in Section 9.

(g)                                 “Change in Control Price” means the amount calculated in accordance with Section 9(c).

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)                                     “Committee” means a committee designated by the Board to administer the Plan.  The Committee shall consist of at least two directors, each member of which shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” within the meaning of Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

(j)                                     “Corporate Transaction” means a Corporate Transaction as defined in Section 9(b)(i).

(k)                                  “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e).

(l)                                     “Deferred Stock” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(m)                               “Director” means a member of the Board.

(n)                                 “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(o)                                 “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(p)                                 “Effective Date” means the effective date of the Plan, which shall be February 1, 2000.

(q)                                 “Eligible Person” means each Executive Officer of the Company (as defined under the Exchange Act) and other officers, Directors and employees of the Company or of any Subsidiary, and independent contractors with the Company or any Subsidiary.  The foregoing notwithstanding, only employees of the Company or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options.  An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

(r)                                    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(s)                                  “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(t)                                    “Fair Market Value” means the fair market value of Stock (with no discount for minority ownership or lack of liquidity), Awards or other property as determined by the Committee or the Board, or under procedures established by the Committee or the Board.  Unless otherwise determined by the Committee or the Board, the Fair Market Value of Stock as of any given date if the Company is publicly-held as of such date, shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(u)                                 “Incentive Stock Option” or “ISO” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(v)                                 “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii).

(w)                               “Limited SAR” means a right granted to a Participant under Section 6(c).

(x)                                   “Option” means a right granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(y)                                 “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(z)                                   “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(aa)                            “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(bb)                          “Performance Award” means a right, granted to an Eligible Person under Section 8, to receive Awards based upon performance criteria specified by the Committee or the Board.

(cc)                            “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(dd)                          “Restricted Stock” means Stock granted to a Participant under Section 6(d), that is subject to certain restrictions and to a risk of forfeiture.

(ee)                            “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(ff)                                “Stock” means the Company’s Common Stock, par value $0.0005 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c).

(gg)                          “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

(hh)                          “Subsidiary” means UbiquiTel LLC, and any other corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

3.                                       Administration.

(a)                                  Authority of the Committee.  The Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in this Plan or in order to comply with Code Section 162(m) or Rule 16b-3 under the Exchange Act, the Board may exercise any power or authority granted to the Committee under this Plan.  The Committee or the Board shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee or the Board may deem necessary or advisable for the administration of the Plan.  In exercising any discretion granted to the Committee or the Board under the Plan or pursuant to any Award, the Committee or the Board shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.

(b)                                 Manner of Exercise of Committee Authority.  The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act.  Any action of the Committee or the Board shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders.  The express grant of any specific power to the Committee or the Board, and the taking of any action by the Committee or the Board, shall not be construed as limiting any power or authority of the Committee or the Board.  The Committee or the Board may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee or the Board shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee or the Board may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee or the Board as the Committee or the Board may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 8(d).  The Committee or the Board may appoint agents to assist it in administering the Plan.

(c)                                  Limitation of Liability.  The Committee and the Board, and each member thereof, shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company’s independent auditors, counsel, consultants or any other agents assisting in the administration of the Plan.  Members of the Committee and the Board, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.                                       Stock Subject to Plan.

(a)                                  Limitation on Overall Number of Shares Subject to Awards.  Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan, including the number of shares of Stock which may be issued pursuant to ISOs, shall be the sum of (i) [9,500,000], plus (ii) the number of shares with respect to Awards previously granted under the Plan that terminate without being exercised, expire, are forfeited or canceled, and the number of shares of Stock that are surrendered in payment of any Awards or any tax withholding with regard thereto.  Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)                                 Application of Limitations.  The limitation contained in Section 4(a) shall apply not only to Awards that are settleable by the delivery of shares of Stock but also to Awards relating to shares of Stock but settleable only in cash (such as cash-only SARs).  The Committee or the Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

5.                                       Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons.  In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 1,500,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c).  In addition, the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Participant shall be $2,000,000, and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Participant shall be $5,000,000.

6.                                       Specific Terms of Awards.

(a)                                  General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee or the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee or the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award.  The Committee or the Board shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.  Except in cases in which the Committee or the Board is authorized to require other forms of consideration under the Plan, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b)                                 Options.  The Committee and the Board each is authorized to grant Options to Participants on the following terms and conditions:

(i)                                     Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee or the Board, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on the date of grant of the Option and shall not, in any event, be less than the par value of a share of Stock on the date of grant of such Option.  If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(ii)                                  Time and Method of Exercise.  The Committee or the Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid (including in the discretion of the Committee or the Board a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii)                          ISOs.  The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.  No term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification.  Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A)                              the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B)                                The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company or its Parent Corporation during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c)                                  Stock Appreciation Rights.  The Committee and the Board each is authorized to grant SARs to Participants on the following terms and conditions:

(i)                                     Right to Payment.  A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR” that may be exercised only in the event of a Change in Control, the Fair Market Value determined by reference to the Change in

Control Price, as defined under Section 9(c)), over (B) the grant price of the SAR as determined by the Committee or the Board.  The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 7(a).

(ii)                                  Other Terms.  The Committee or the Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.  Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee or the Board, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee or the Board may determine.  SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(d)                                 Restricted Stock.  The Committee and the Board each is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)                                     Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee or the Board).  During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)                                  Forfeiture.  Except as otherwise determined by the Committee or the Board at the time of the Award, upon termination of a Participant’s employment during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)                               Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee or the Board shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee or the Board may require that such certificates bear an appropriate legend referring to the restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)                              Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee or the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan.  Unless otherwise determined by the Committee or the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)                                  Deferred Stock.  The Committee and the Board each is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i)                                     Award and Restrictions.  Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee or the Board (or, if permitted by the Committee or the Board, as elected by the Participant).  In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee or the Board may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee or the Board may determine.  Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee or the Board at the date of grant or thereafter.  Prior to satisfaction of an Award of Deferred Stock, an Award of Deferred Stock carries no voting or dividend or other rights associated with share ownership.

(ii)                                  Forfeiture.  Except as otherwise determined by the Committee or the Board, upon termination of a Participant’s employment during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), the Participant’s Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Deferred Stock.

(iii)                               Dividend Equivalents.  Unless otherwise determined by the Committee or the Board at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee or the Board shall determine or permit the Participant to elect.

(f)                                    Bonus Stock and Awards in Lieu of Obligations.  The Committee and the Board each is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act.  Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee or the Board.

(g)                                 Dividend Equivalents.  The Committee and the Board each is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award.  The Committee or the Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee or the Board may specify.

(h)                                 Other Stock-Based Awards.  The Committee and the Board each is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee or the Board to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or business units.  The Committee or the Board shall determine the terms and conditions of such Awards.  Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee or the Board shall determine.  Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

7.                                       Certain Provisions Applicable to Awards.

(a)                                  Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee or the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary.  Such additional, tandem, and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award or award, the Committee or the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

(b)                                 Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee or the Board; but the term of any Option or SAR shall not exceed ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

(c)                                  Form and Timing of Payment Under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award agreement, payments to be made to the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee or the Board shall determine, including, without limitation, cash, Stock that have been held for at least 6 months, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.  The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or the Board or upon occurrence of one or more specified events (in addition to a Change in Control).  Installment or deferred payments may be required by the Committee or the Board (subject to Section 10(e)) or permitted at the election of the Participant on terms and conditions established by the Committee or the Board.  Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d)                                 Exemptions from Section 16(b) Liability.  It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant).  Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of

Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).  In addition, the purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

8.                                       Performance and Annual Incentive Awards.

(a)                                  Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee or the Board.  The Committee or the Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).  If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

(b)                                 Performance Awards Granted to Designated Covered Employees.  If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i)                                     Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b).  Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)                                  Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or specified Subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards (except that the Committee may adopt additional business criteria or amend the listed criteria provided that, within three years from the Effective Date, it submits such additional or amended criteria to the Company’s shareholders for approval): (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital or inventory; (14) ratio of debt to stockholders’ equity; (15) control of churn; (16) increase in number of subscribers (measured by percentages, ratios, comparisons, or absolute numbers); (17) control of operating costs; and (18) meeting build-out and coverage POPs targets.  One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof that are intended to qualify as “performanced-based compensation under Code Section 162(m).

(iii)                               Performance Period; Timing For Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee.  Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv)                              Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards.  The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof.  The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)                                 Settlement of Performance Awards; Other Terms.  Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c)                                  Annual Incentive Awards Granted to Designated Covered Employees.  If and to the extent that the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i)                                     Annual Incentive Award Pool.  The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards.  The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii).  The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii)                                  Potential Annual Incentive Awards.  Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) or as individual Annual Incentive Awards.  In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee.  In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

(iii)                               Payout of Annual Incentive Awards.  After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant.  The Committee may, in its discretion, determine that the amount payable to any Participant as an Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no Award whatsoever.  The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d)                                 Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m).  The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards if and to the extent required to comply with Code Section 162(m).

(e)                                  Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m).  It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder.  Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year.  If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9.                                       Change in Control.

(a)                                  Effect of “Change in Control.”  If and to the extent provided in the Award, in the event of a “Change in Control,” as defined in Section 9(b), the following provisions shall apply:

(i)                                     Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control, subject only to applicable restrictions set forth in Section 10(a);

 (ii)                               Limited SARs (and other SARs if so provided by their terms) shall become exercisable for amounts, in cash, determined by reference to the Change in Control Price;

(iii)                               The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

(iv)                              With respect to any such outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

(b)                                 Definition of “Change in Control.  A “Change in Control” shall be deemed to have occurred upon:

(i)                                     Approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions(but not including a public offering of stock registered under the Securities Act of 1933, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale (any such event being referred to as a “Corporate Transaction”) is subsequently abandoned);

(ii)                                  Individuals who, as of the date on which the Award is granted, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Award was granted whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii)                               the acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of more than 30% of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or “group” that as of the date on which the Award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its Subsidiaries.

(c)                                  Definition of “Change in Control Price.”  The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b)(i) or any liquidation of shares following a sale of substantially all of the assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and the 60-day period following the Change in Control.

10.                                 General Provisions.

(a)                                  Compliance With Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee or the Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee or the Board, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.  The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any

Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b)                                 Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee or the Board pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee or the Board may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3).  A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee or the Board, and to any additional terms and conditions deemed necessary or appropriate by the Committee or the Board.

(c)                                  Adjustments.  If any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that a substitution or adjustment is determined by the Committee or the Board to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee or the Board shall, in such manner as it may deem equitable, substitute or adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award.  In addition, the Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d)                                 Taxes.  The Company and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee or the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e)                                  Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.  The Committee or the Board may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.  Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee or the Board may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

(f)                                    Limitation on Rights Conferred Under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Subsidiary; (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g)                                 Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.  The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee or the Board may specify and in accordance with applicable law.

(h)                                 Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i)                                     Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee or the Board, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee or the Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)                                     Governing Law.  The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws, and applicable federal law.

(k)                                  Plan Effective Date and Stockholder Approval; Termination of Plan.  The Plan first become effective on February 1, 2000, and the Plan, as amended and restated shall be effective on February 6, 2001, subject to subsequent approval within 12 months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) and 422.  Awards may be granted under the Plan, as amended and restated, subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained.  The Plan shall terminate at such time as no shares of Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.

FORM OF PROXIES

UBIQUITEL INC.
PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
May 12, 2005

The undersigned shareholder(s) of UbiquiTel Inc., a Delaware corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Donald A. Harris, Dean E. Russell, James J. Volk and Patricia E. Knese, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2005 Annual Meeting of Shareholders of the Company to be held on May 12, 2005, at 9:00 a.m., local time, at the Company’s corporate offices at One West Elm Street, Conshohocken, Pennsylvania, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

UBIQUITEL INC.

May 12, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

äPlease detach along perforated line and mail in the envelope provided.ä

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect the following nominees as Class II directors, each for a three-year term ending in 2008:				FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES:		2.

To approve an amendment to the UbiquiTel Inc. Amended and Restated 2000 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the Plan to 9,500,000 from 7,500,000.

☐	FOR ALL NOMINEES	m	Matthew J. Boos
		m	Eve M. Trkla
☐	WITHHOLD AUTHORITY	m	Eric S. Weinstein
FOR ALL NOMINEES
				3.	To transact any other business as may properly be brought before the annual meeting.
☐	FOR ALL EXCEPT
(See instructions below)
This proxy will be voted in the manner directed herein by the undersigned.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Receipt of the Notice of 2005 Annual Meeting of Shareholders and accompanying Proxy Statement, together with the Annual Report is hereby acknowledged.

IMPORTANT - PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

UBIQUITEL INC.
PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
May 12, 2005

The undersigned shareholder(s) of UbiquiTel Inc., a Delaware corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Donald A. Harris, Dean E. Russell, James J. Volk and Patricia E. Knese, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2005 Annual Meeting of Shareholders of the Company to be held on May 12, 2005, at 9:00 a.m., local time, at the Company’s corporate offices at One West Elm Street, Conshohocken, Pennsylvania, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

UBIQUITEL INC.

May 12, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
COMPANY NUMBER
-OR-
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

äPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone.ä

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect the following nominees as Class II directors, each for a three-year term ending in 2008:				FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES:		2.

To approve an amendment to the UbiquiTel Inc. Amended and Restated 2000 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the Plan to 9,500,000 from 7,500,000.

☐	FOR ALL NOMINEES	m	Matthew J. Boos
		m	Eve M. Trkla
☐	WITHHOLD AUTHORITY	m	Eric S. Weinstein
	FOR ALL NOMINEES			3.	To transact any other business as may properly be brought before the annual meeting.

☐	FOR ALL EXCEPT			This proxy will be voted in the manner directed herein by the undersigned.
(See instructions below)

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

Receipt of the Notice of 2005 Annual Meeting of Shareholders and accompanying Proxy Statement, together with the Annual Report is hereby acknowledged.

IMPORTANT - PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.     ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.